Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-4 (File No. 333-38420-02) of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated March 3, 2000, relating to the financial statements and financial statement schedule, which appears in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
September 28, 2000